Exhibit 10.17

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of February 8, 2024, is entered into among ARCH RECEIVABLE COMPANY, LLC (the “Seller”), ARCH COAL SALES COMPANY, INC. (the “Servicer”), the various financial institutions party to the Agreement (as defined below) as Conduit Purchasers (the “Conduit Purchasers”), as Related Committed Purchasers (the “Related Committed Purchasers”), as LC Participants (the “LC Participants”), and as Purchaser Agents (the “Purchaser Agents”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrator (the “Administrator”) and as LC Bank (the “LC Bank”; together with the Conduit Purchasers, the Related Committed Purchasers and the LC Participants, the “Purchasers”).

RECITALS

1.The parties hereto are parties to the Third Amended and Restated Receivables Purchase Agreement, dated as of October 5, 2016 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).
2.Concurrently herewith, the Seller, ACI, PNC, as administrative agent under the Original Term Loan Credit Agreement, and the Administrator are entering into that certain No Proceedings Letter Agreement (the “No Proceedings Letter”), dated as of the date hereof.
3.The parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.Certain Defined Terms.  Capitalized terms that are used but not defined herein shall have the meanings set forth in the Agreement.
SECTION 2.Amendments to the Agreement.  The Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.
SECTION 3.Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to the Administrator, the Purchaser Agents and the Purchasers as follows:
(a)Representations and Warranties.  The representations and warranties made by such Person in the Agreement and each of the other Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on its part.  This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their respective terms.
(c)No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.
SECTION 4.Effect of Amendment; Ratification.  All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect.  After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect, in each case referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as specifically set forth herein.  The Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.
SECTION 5.Effectiveness.  This Amendment shall become effective as of the date hereof, upon receipt by the Administrator of duly executed counterparts of each of (a) this Amendment and (b) the No Proceedings Letter.
SECTION 6.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
SECTION 8.Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.
SECTION 9.Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
SECTION 10.Ratification.  After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.
SECTION 11.Transaction Document.  For the avoidance of doubt, each party hereto agrees that this Amendment constitutes a Transaction Document.
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SECTION 12.Severability.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ARCH RECEIVABLE COMPANY, LLC,
as Seller

By: /s/ Matthew C. Giljum
Name:Matthew C. Giljum

Title:Treasuer and Vice President

ARCH COAL SALES COMPANY, INC.,
as Servicer

By: /s/ Matthew C. Giljum
Name:Matthew C. Giljum

Title:Treasuer and Vice President

ARCH RESOURCES, INC.,
as Performance Guarantor

By: /s/ Matthew C. Giljum
Name:Matthew C. Giljum

Title:Senior Vice President, Chief Financial Officer and Treasurer

S-1	Eighth Amendment to Third A&R RPA (Arch Coal)

PNC BANK, NATIONAL ASSOCIATION,

as Administrator

By: /s/ Deric Bradford
Name:Deric Bradford

Title:Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,

as a Purchaser Agent

By:/s/ Deric Bradford
Name:Deric Bradford

Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,

as the LC Bank and as an LC Participant

By:/s/ Deric Bradford
Name:Deric Bradford

Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,

as a Related Committed Purchaser

By:/s/ Deric Bradford
Name:Deric Bradford

Title: Senior Vice President

S-2	Eighth Amendment to Third A&R RPA (Arch Coal)

REGIONS BANK,
as a Purchaser Agent

By: /s/ Steve McGreevy
Name: Steve McGreevy
Title: Managing Director

REGIONS BANK,
as a Related Committed Purchaser

By: /s/ Steve McGreevy
Name: Steve McGreevy
Title: Managing Director

REGIONS BANK,
as an LC Participant

By: /s/ Steve McGreevy
Name: Steve McGreevy
Title: Managing Director

S-3	Eighth Amendment to Third A&R RPA (Arch Coal)

[EXHIBIT A]

AMENDMENTS TO RECEIVABLES PURCHASE AGREEMENT

[ATTACHED]

S-1	Eighth Amendment to Third A&R RPA (Arch Coal)

EXECUTION VERSION

EXHIBIT A to ~~Seventh~~Eighth Amendment, dated as of ~~August 3~~February 8, ~~2022~~2024

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

DATED AS OF OCTOBER 5, 2016

BY AND AMONG

ARCH RECEIVABLE COMPANY, LLC,
as Seller,

ARCH COAL SALES COMPANY, INC.,
as initial Servicer,

THE VARIOUS CONDUIT PURCHASERS, RELATED COMMITTED PURCHASERS, LC PARTICIPANTS AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,

AND

PNC BANK, NATIONAL ASSOCIATION,
as Administrator and as LC Bank

“interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in an Assumption Agreement or Transfer Supplement or other document pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time. The “CP Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (a) 3.0% per annum above the Base Rate as in effect on such day and (b) the Alternate Rate as calculated in the definition thereof.

“Credit Agreement” means (i) that certain Term Loan Credit Agreement, dated as of ~~March 7~~February 8, ~~2017~~2024 (as extended, renewed, amended, amended and restated, supplemented or otherwise modified, the “Original Term Loan Credit Agreement”), by and among ACI, ~~the other borrowers~~PNC Capital Markets LLC, as sole lead arranger and sole bookrunner, the lenders from time to time party thereto, ~~the lenders from to time party thereto, and Credit Suisse AG, Cayman Islands Branch~~and PNC, as administrative agent ~~and collateral agent~~ (in such capacities, together with its successors, the “Original Term Loan Agent” and, together with the administrative agent or collateral agent under any other agreement referred to in clause (iii) below, the “Term Loan Agent”), (ii) that certain Credit Agreement, dated as of April 27, 2017 (as extended, renewed, amended, amended and restated, supplemented or otherwise modified, the “Original ABL Credit Agreement”), by and among ACI, the lenders from to time party thereto, and Regions Bank, as administrative agent (in such capacity, together with its successors, the “Original ABL Agent” and, together with the administrative agent or collateral agent under any other agreement referred to in clause (iii) below, the “ABL Agent”; the ABL Agent together with the Term Loan Agent, the “Agents”), or (iii) any other loan agreement, credit agreement, indenture or other agreement from time to time entered into by ACI, any Originator and/or any Affiliate thereof in connection with the incurrence or issuance of Debt (or commitments in respect thereof) in exchange or replacement for or to refinance the Original Term Loan Credit Agreement or the Original ABL Credit Agreement, in each case, in whole or in part, whether or not with the same or different lenders, arrangers, agents or other investors and whether with a larger or smaller aggregate principal amount and/or a longer or shorter maturity, that provides for or is secured by, in whole or in part, among other things, a mortgage, security interest or other Adverse Claim on any interest in real property or as-extracted collateral (or any proceeds thereof) of any Originator related to such Originator’s mining operations or a minehead.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators and the Transferor in effect on the Closing Date and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

“Credit Insurance Policy” means a credit insurance policy naming the Seller as insured and the Administrator as an additional insured or a loss payee, which policy insures the payment of Pool Receivables owing by one or more Obligors.

“Credit Insurer” means each insurance company that provides a Credit Insurance Policy to the Seller.

interest and any bonus bid and royalty payments thereunder, and Bonding Subsidiaries shall mean, collectively, each and every Bonding Subsidiary.

“Foreign Subsidiaries” means, for any Person, each Subsidiary (other than a Loan Party) of such Person that is (a) a “controlled foreign corporation” (a “CFC”) within the meaning of Section 957 of the Internal Revenue Code of 1986, (b) a Subsidiary of a CFC or (c) a Subsidiary substantially all of the assets of which constitute equity interests (or equity interests and indebtedness) of CFCs or of Subsidiaries described in this clause (c).

“Securitization Subsidiary” means a Subsidiary of ACI (all of the outstanding equity interests of which, other than de minimis preferred stock and director’s qualifying shares, if any, are owned, directly or indirectly, by ACI) that is established for the limited purpose of acquiring and financing accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by ACI or any Subsidiary of ACI and interests therein of ACI or any Subsidiary of ACI and engaging in activities ancillary thereto.

“Working Capital Facility” shall mean any revolving credit facility entered into by ACI for general working capital purposes, including the Original ABL Credit Agreement.

“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into in connection with the Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.

“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

“LLC Agreement” means the limited liability company agreement of Seller.

“Loan Documents” has the meaning set forth in the Original Term Loan Credit Agreement.

“Lock-Box Account” means each account listed on Schedule II to this Agreement (in each case, in the name of the Seller and maintained at a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.

“Lock-Box Agreement” means each agreement, in form and substance reasonably satisfactory to the Administrator, among the Seller, the Servicer, the Administrator and a Lock-Box Bank, governing the terms of the related Lock-Box Accounts.

(e)the rights and remedies of any Secured Party under the Transaction Documents.

“Minimum Dilution Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such day, multiplied by (b)(i)the Minimum Dilution Reserve Percentage divided by

(ii) 100% minus the Minimum Dilution Reserve Percentage on such day.

“Minimum Dilution Reserve Percentage” means, on any day, the product of (a) the average of the Dilution Ratios for the twelve most recent calendar months multiplied by (b) the Dilution Horizon.

“Minimum Liquidity” means $275,000,000.

“Minimum Liquidity Period” means each period, if any, commencing on the date that the Liquidity is less than the Minimum Liquidity and ending on (but not including) the date, if any, that the Liquidity is no longer less than the Minimum Liquidity.

“Monthly Settlement Date” means the 21st day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that on and after the occurrence and continuation of any Termination Event, the Monthly Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Monthly Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Monthly Settlement Date pursuant to this definition).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage” means a mortgage or deed of trust in favor of any Person on any real property of any Originator for which all, or any portion thereof, is a location of such Originator’s mining operations or a minehead.

“Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.

“No Proceedings Agreement” means each of (a) that certain no proceedings letter agreement, dated as of ~~March 7~~February 8, ~~2017~~2024, among the Administrator, the Term Loan Agent, Seller and ACI, (b) that certain no proceedings letter agreement, dated as of April 27, 2017, among the Administrator, the ABL Agent, Seller and ACI and (c) any additional replacement or successor agreement consented to in writing by the Administrator in its reasonable discretion and entered into by the agent under any Credit Agreement and ACI.

“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.